Exhibit 10.13

AGREEMENT

drawn up and signed on February 8, 2019

between:	ARCTURUS THERAPEUTICS LTD.
Company number 514098995
of 58 Harakevet Street
Tel-Aviv, Israel
(the “Israeli Company”)
of the first part;

and:	ARCTURUS THERAPEUTICS HOLDINGS INC.
of 251 Little Falls Drive
New Castle County
The State of Delaware, 19808 United States
(the “New Company”)
of the second part;

Whereas	the Israeli Company is a public company incorporated in Israel and whose shares are listed for trading on the NASDAQ;
Whereas	the New Company is a private company that was incorporated in the State of Delaware, United States, prior to the signing of this Agreement;
Whereas	the Israeli Company wholly owns (100%) the American Company (as defined hereunder);
Whereas

the New Company was incorporated for the designated purpose of implementing the share exchange that is the subject of this Agreement, has not yet issued any of its shares and is not engaging in, and has not engaged in, any business and/or other activity since the day of its incorporation, other than for the purposes of this Agreement;

Whereas

the parties desire to engage in this Agreement for the purpose of implementing a reorganization proceeding, by way of an arrangement pursuant to sections 350 and 351 of the Companies Law, under which the Option-holders of the Israeli Company and the Shareholders of the Israeli Company shall receive, in lieu of their holdings of the Israeli Company Options and Shares, with shares and options for shares of the New Company, and furthermore, the American Company’s shares held by the Israeli Company shall be transferred to the New Company, all as specified in this Agreement;

Whereas

the consummation of the transaction that is the subject of this Agreement is subject to the receipt of the Court’s approval, as well as the receipt of the additional approvals specified in this Agreement;

Whereas

the parties desire to prescribe and define in the provisions of this Agreement all legal relations between them in relation to all matters pertaining to the execution of the exchange of the Israeli Company Options and Shares, the transfer of the American Company’s shares to the New Company, as well as in relation to all other matters specified in this Agreement, all being in conformity with and subject to the provisions of this Agreement;

wherefore the parties agree and stipulate as follows:

1.	Recitals and definitions
1.1	The recitals to this Agreement constitute an integral part thereof.
1.2	The clause headings are solely for reference purposes and may not be used for any other purpose, including for the purpose of interpreting This Agreement.
1.3	In This Agreement, the following terms shall have the definitions ascribed alongside them:

(a) the “Consideration Options”	–

Up to 1,658,183 options of the New Company, the terms of which shall be identical to those of the Israeli Company Options (mutatis mutandis) and which shall be issued to the Optionholders, pursuant to the terms of this Agreement, and which shall constitute the full consideration in respect of the Israeli Company Options, which shall be voided on the Consummation Date;

(b) the “Court”	–	The competent court in Israel to deliberate the Arrangement;
(c) the “Shareholders of the Israeli Company”	–	The holders of shares of the Israeli Company as they shall be on the Record Date;
(d) the “Israeli Company Options”	–	Up to 1,658,183 options to purchase shares of the Israeli Company, whereby each option vests the holder thereof with the right to exercise it for one share of the Israeli Company;
(e) the “Application”	–	Application for approval of the Arrangement;
(f) the “Arrangement”	–	Arrangement pursuant to sections 350 and 351 of the Companies Law, under which that stated hereunder in clause 2 shall be approved;

(g) the “American Company”	–	Arcturus Therapeutics Inc., which is a private company incorporated and registered in the State of Delaware, United States, and wholly owned (100%) by the Israeli Company;
(h) the “Tax Ruling”	–

A pre-ruling by the Israel Tax Authority regarding the taxation and withholding tax arrangements that shall apply in respect of a sale of the Israeli Company’s shares and the Israeli Company Options in consideration of the Consideration Shares and the Consideration Options, voiding of the Israeli Company Options and in respect of the transfer of the American Company’s shares from the Israeli Company to the New Company;

(i) the “Deadline for Fulfilling the Suspending Conditions”	–	May 31, 2019, unless extended as stated hereunder in clause 7.4;
(j) the “Record Date”	–	The date determining eligibility to receive the Consideration Shares, which shall be the date to be specified in the Court ruling regarding approval of the Arrangement;
(k) the “Shares Being Purchased”	–

Up to 11,139,723 ordinary shares of NIS 0.07 each of the Israeli Company, which constitute on the Consummation Date 100% of the Israeli Company’s issued and paid-up share capital, being Free and Clear, which shall be purchased by the New Company from the Shareholders of the Israeli Company in consideration of the Consideration Shares, in conformity with the terms of This Agreement;

(l) the “Suspending Conditions”	–	All of the suspending conditions specified hereunder in clause 7;
(m) the “Consideration”	–	As defined hereunder in clause 3;
(n) the “Companies Law”	–	The Israeli Companies Law, 5759 – 1999, and the regulations enacted pursuant thereto;
(o) the “Securities Law”	–	The Israeli Securities Law, 5728 – 1968, and the regulations enacted pursuant thereto;
(p) the “Consummation Date”	–	The date on which the Arrangement shall be completed according to the date to be stipulated by the Court;
(q) the “Option-holders”	–	The holders of the Israeli Company Options as they shall be on the Consummation Date;

(r) the "Israeli Company Options and Shares"		the Shares Being Purchased and the Israeli Company Options
(s) the “Consideration Shares”	–

Up to 11,139,723 shares of common stock, par value USD 0.001 per share, of the New Company, which shall constitute on the Consummation Date 100% of the issued and outstanding share capital of the New Company, being Free and Clear, which shall be issued to the Shareholders of the Israeli Company in consideration of the Shares Being Purchased, in conformity with the terms of this Agreement, and which shall constitute the full consideration in respect of the Shares Being Purchased;

(t) the “Form S-4 Registration Statement”	–

the registration statement on Form S-4 to be filed with the SEC by the New Company registering the public offering and sale of the Consideration Shares to the Shareholders of the Israeli Company, as said registration statement may be amended prior to the time it is declared effective by the SEC.

(u) “NASDAQ”	–	The Nasdaq Global Market stock exchange in the United States (National Association of Securities Dealers Automated Quotations);
(v) “Free and Clear”	–

Free and clear of any encumbrance, pledge, attachment, debt, liability, lien, arrangement, blocking, hypothecation, right of first refusal, preferential right, right of offer, tag-along right, purchase option, lawsuit, demand, claim or any third-party right of any kind whatsoever other than any restrictions imposed by applicable United States securities laws and regulations;

(w) the “Interim Period”	–	The period between the signing date of this Agreement and the Consummation Date;
(x) the “Companies Regulations”	–	The Israeli Companies Regulations (Application for Settlement or Arrangement), 5762 – 2002;
(z) the “SEC”	–	The United States Securities and Exchange Commission.

2.	The Arrangement

Subject to the provisions of this Agreement and the fulfillment of the Suspending Conditions in their entirety, the following operations shall be carried out simultaneously and together on the Consummation Date:

2.1

All of the Shares Being Purchased and the Israeli Company Options shall be transferred to the New Company, so that all of the Israeli Company’s issued and paid-up share capital shall be held by the New Company and, as a result, the Israeli Company shall become a private subsidiary of the New Company.

2.2

The New Company shall issue the Consideration Shares and the Consideration Options to the Shareholders of the Israeli Company and to the Option-holders, according to their holdings of Israeli Company Options and Shares on the Record Date, such that one share out of the Consideration Shares shall be issued against every one share out of the Shares Being Purchased that shall be transferred to the New Company (exchange on a one-for-one basis) and one option out of the Consideration Options shall be issued against every one options out of the Israeli Company Options. Consequently, all of the New Company’s issued and outstanding share capital shall be held by the Shareholders of the Israeli Company.

2.3	The Consideration Shares shall be listed for trading on the NASDAQ.
2.4	The Israeli Company shall void all options existing at that time in its equity.
2.5	The New Company shall issue the Consideration Options to the Option-holders.
2.6

The Israeli Company shall transfer to the New Company by way of a dividend distribution in kind, all of its holdings of shares of the American Company, so that the American Company shall become a wholly-owned subsidiary of the New Company.

2.7

In any instance whereby, subsequent to the Consummation Date, the performance of any additional action is required in order to carry out the provisions of this Agreement, each of the parties to this Agreement shall do everything reasonably necessary to that end, including by signing any document that might be required for that purpose.

3.	The Consideration

On the Consummation Date, the New Company shall issue one share out of the Consideration Shares, as stated above in clause 2.2, against every one share out of the Shares Being Purchased that is held by the Shareholders of the Israeli Company on the Record Date; on the Consummation Date, the New Company shall issue one options out of the Consideration Options, as stated above in clause 2.5, against every one option out of the Israeli Company's Options that is held by the Option-holders (jointly: “the Consideration”).

The New Company covenants that the Considerations Shares shall be issued to the Shareholders of the Israeli Company as fully paid-up shares, being Free and Clear, without any other restriction whatsoever on their tradability (including blocking), having equal rights for all intents and purposes, but mutatis mutandis, to the Shares Being Purchased.

4.	The parties’ warrants and covenants
4.1

The parties agree that, immediately following the completion of the Arrangement, the validity of all representations specified in this clause 4 shall expire and that no party shall have any claim or allegation against the other party and/or against officers therein and/or against its consultants in respect of the inaccuracy of all or a portion of the representations.

4.2	The Israeli Company warrants and covenants to the New Company that:
(a)

It was duly incorporated according to the laws of the State of Israel, it is duly registered with the Israeli Companies Registrar, and there is no pending proceeding for its liquidation or striking from the records of the Companies Registrar.

(b)	It is a public company pursuant to the Companies Law.
(c)	Its shares are listed for trading on the NASDAQ.
(d)

Its registered capital is NIS 2,100,000, divided into 30,000,000 ordinary shares of NIS 0.07 par value each, and its issued and paid-up share capital is 10,761,523 ordinary shares of NIS 0.07 par value each.

(e)

There are 1,188,183 options in its equity, which were issued to officers, employees, consultants and service-providers currently and in the company’s past, with each of them being exercisable for one share of the Israeli Company.

(f)

Subject to the receipt of the approvals and the fulfillment of the Suspending Conditions, there is no prohibition, restriction or other obstacle, whether by law or by virtue of an agreement or commitment, to the Israeli Company’s engagement in this Agreement and to the fulfillment of all of its covenants pursuant thereto in their entirety, and the transaction pursuant to this Agreement shall not contradict its incorporation documents.

(g)

Apart from the Suspending Conditions, no third-party approval or consent is required for the fulfillment of its covenants pursuant to this Agreement, and the fulfillment of its covenants pursuant to this Agreement shall not constitute a breach of any of its obligations.

(h)	It shall not perform any changes in its incorporation documents during the Interim Period, unless required for the purpose of executing this Agreement..
(i)	It shall not preform any changes in its capital structure on the Record date and following it, unless required for the purpose of executing this Agreement.
(j)

It shall not take action to preform any change of the capital structure of the American Company or any of its incorporation documents during the Interim Period, unless required for the purpose of executing this Agreement.

(k)

The signatories of this Agreement on its behalf are authorized to legally obligate it by their signatures, and all resolutions have been passed that are required by law for the purposes of its engagement in this Agreement and the fulfillment of its covenants pursuant thereto, subject to the fulfillment of the Suspending Conditions.

4.3	The New Company warrants and covenants to the Israeli Company that:
(a)

It was duly incorporated prior to the signing of this Agreement according to the laws of the State of Delaware, United States, it is duly registered and there is no pending proceeding for its liquidation or dissolution in the State of Delaware, United States.

(b)

Its registered capital includes 40,000,000 shares, divided into 30,000,000 shares of common stock, USD 0.001 par value per share, and 10,000,000 shares of preferred stock, USD 0.001 par value per share.

(c)

As at the signing date of this Agreement, it has not yet issued any shares and shall not issue any securities that are convertible or nonconvertible and/or exercisable for its shares during the Interim Period, unless required for the purpose of executing this Agreement.

(d)

The New Company shall not conduct any activity whatsoever throughout the entire Interim Period unless required for the purpose of executing this Agreement, it shall not be a party to any agreements (apart from this Agreement) and it shall not have any obligations, apart from those deriving from this Agreement.

(e)

Subject to the receipt of the approvals and the fulfillment of the Suspending Conditions, there is no prohibition, restriction or other obstacle, whether by law or by virtue of an agreement or commitment, to the New Company’s engagement in this Agreement and to the fulfillment of all of its covenants pursuant hereto in their entirety, and the transaction pursuant to this Agreement shall not contradict its governing documents.

(f)	It shall not perform any operation to change its capital structure or its incorporation documents during the Interim Period, unless required for the purpose of executing this Agreement.
(g)

The signatories of this Agreement on its behalf are authorized to legally obligate it by their signatures, and all resolutions have been passed that are required by law for the purposes of its engagement in this Agreement and the fulfillment of its covenants pursuant thereto.

5.	Proceedings to execute the Arrangement
5.1	Shortly after the signing date of this Agreement, the Israeli Company shall file an appropriate application with the Court for the purpose of obtaining its approval of the Arrangement.
5.2	Shortly after the signing date of this Agreement, the Israeli Company shall file an application with the Israel Tax Authority in order to receive the Tax Ruling.

5.3

Shortly after the signing date of this Agreement, the New Company shall file the Form S-4 Registration Statement with the SEC, and complete any related filings, and shall publish or disseminate any document that it shall be so required for the purpose of registering and listing the Consideration Shares under applicable United States securities law, for trading on the NASDAQ on the Consummation Date.

5.4

Throughout the entire Interim Period, the parties shall take all actions to fulfill all provisions of the law relating to the Arrangement, including the publishing of immediate reports as is required by, and in conformity with, the reporting obligations applying to the Israeli Company, the publishing of announcements in newspapers as required according to the Companies Regulations, the summoning of meetings of shareholders, option holders and/or creditors, the sending of notices etc., all in compliance with the instructions of the Court, the Companies Law and the Companies Regulations and applicable United States securities laws.

5.5	The parties shall act in cooperation and each shall exert its best efforts to bring about the approval of the Arrangement by the Court.
5.6

Trading of the Israeli Company's shares shall be discontinued on the Record Date and, as of the discontinuance of trading as stated, it shall not be possible to execute transactions and transfers of shares of Israeli Company the on the NASDAQ.

6.	Covenants during the Interim Period
6.1	The parties shall act as follows during the Interim Period:
(a)

The parties to this Agreement covenant to perform all actions and to sign all documents to the extent required for the purposes of carrying out the provisions of this Agreement and on time, and to exert maximum efforts to obtain any approval required to complete the Arrangement pursuant to, and in conformity with, the provisions of this Agreement, inclusive of all parts thereof (it is clarified that that stated does not constitute any covenant with regard to the manner of voting by the Shareholders of the Israeli Company during a meeting of the Shareholders of the Israeli Company and/or by the Option-holders and/or by the creditors of the Israeli Company, insofar as their votes shall be required for the purpose of approving the Arrangement). Without derogating from the general purport of that stated, none of the parties shall perform any action that contradicts the covenants given by them and/or by any thereof in this Agreement.

(b)

The Israeli Company covenants to not conduct any activities whatsoever in the New Company in a manner that might cause any of the New Company’s representations and warranties in this Agreement to no longer be true and accurate, also on the Consummation Date.

7.	The Suspending Conditions
7.1

The conditions specified hereunder are suspending conditions to the validation of this Agreement and/or to the completion of the Arrangement pursuant thereto, and they must be fulfilled by the Deadline for the Fulfillment of the Suspending Conditions. If all of the said Suspending Conditions are not fulfilled by the Deadline as stated, and the Deadline is not expressly extended by all of the parties in writing (and it is clarified that the parties may do so by mutual consent), then this Agreement shall be null and void, and none of the parties nor any third party shall have any cause deriving from this Agreement, including a cause and/or allegation and/or right to sue any of the parties to this Agreement, officers thereof, directors serving therein, their managers, their employees, their shareholders, their consultants, service-providers to them and/or any party on their behalf, apart from allegations in respect of a breach of covenants included in this Agreement, if any are breached:

(a)

Receipt of the Court’s approval for the Arrangement, including the approval that the issuance of the Consideration Shares and the Consideration Options is not a public offering and is exempt from publishing a prospectus in Israel, pursuant to the provisions of section 15.A(a)(3) of the Securities Law.;

(b)	Receipt of Nasdaq’s approval to list the Consideration Shares for trading on the NASDAQ and the Form S-4 Registration Statement has been declared effective by the SEC;
(c)	Receipt of the Tax Ruling;
(d)	Receipt of approvals from additional parties, insofar as might be required by law (in Israel and in the United States) for the purpose of carrying out the Arrangement pursuant to its conditions.
7.2	Subject to the provisions of the law, the parties are allowed to agree, each at its independent and absolute discretion, to waive the fulfillment of any of the Suspending Conditions.
7.3

If any of the approvals required within the scope of one of the Suspending Conditions is received while being made contingent upon the fulfillment of conditions, then the said Suspending Condition shall be deemed as if fulfilled only if both parties agree thereto.

7.4

If the Suspending Conditions are not fulfilled by May 31, 2019, or by a later date that might be mutually agreed upon between the parties, then, as of that date and thereafter, each of the parties shall be entitled to terminate this Agreement by issuing written notice to the other party. If a notice as stated is issued, then the validity of this Agreement shall be terminated on that date and none of the parties shall have any claim or allegation against the other party.

8.	Miscellaneous
8.1

If any party delays or refrains from exercising or enforcing any of its rights pursuant to this Agreement, they shall not be construed as that party waiving or refraining from exercising its rights in the future, and it shall be allowed to use all or a portion of its rights at any time that it shall deem fit. No waiver, discount, extension, situation, amendment, addition to or elimination from this Agreement, or pursuant thereto, shall have any validity unless set forth in writing and signed by all parties to this Agreement.

8.2	Any amendment, correction and/or addition to this Agreement shall not have any validity and shall be deemed as if not made, unless set forth in writing and signed by all of the parties.
8.3

this Agreement may be signed in a number of copies, including by way of signing via fax or another electronic method , and each thereof shall be deemed an original copy, but together, they shall be deemed a single copy of that document.

8.4	Each party to this Agreement shall bear the tax liabilities applying to it by law.
8.5

The provisions of Israeli law shall apply to this Agreement. The competent courts in the District of Tel-Aviv – Jaffa, Israel, shall have sole jurisdiction in relation to any matter pertaining to this Agreement.

8.6

Any notice by any of the parties relating to this Agreement must be sent to the addressee via personal delivery or by registered mail to its address or via facsimile or via e-mail, as stated above, and shall be deemed delivered to the addressee on the date of delivery via personal delivery, or three days after its dispatch by registered mail, as stated above, or on the first business day after receiving confirmation of its transmission by facsimile or of delivery via e-mail, all as the case may be.

And in witness whereof the parties have hereunto signed:

/s/ Joseph E. Payne		/s/ Joseph E. Payne
Arcturus Therapeutics Ltd.		Arcturus Therapeutics Holdings Inc.

By:	Joseph E. Payne	By:	Joseph E. Payne
Title:	Chief Executive Officer	Title:	Chief Executive Officer